As filed with the Securities and Exchange Commission on September 28, 2004
File No. 34-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1188 Sherbrooke Street West Montreal, Quebec	H3A 3G2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(514) 848-8000

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED	EACH CLASS IS TO BE REGISTERED
Common Shares, no par value	The New York Stock Exchange
Common Share Purchase Rights	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

NOVELIS INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT

AND INCORPORATED IN FORM 10 BY REFERENCE

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

      Other than as provided below, the information required to be provided in this registration statement on Form 10 is incorporated by reference to our U.S. information statement which includes excerpts from our non-offering prospectus prepared for filing with provincial securities regulators in Canada to enable us to become a reporting issuer under applicable securities legislation. This information statement may be found as Exhibit 99.1 to this Form 10. For your convenience, below we have provided a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item No.	Caption	Location in Information Statement

1	Business
“Enforceability of Certain Civil Liabilities”; “Explanatory Information”; “Summary”; “Risk Factors”; “Our Business”; “Arrangements Between Novelis and Alcan”; “Capitalization”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Additional Information”

2	Financial Information	“Summary”; “Selected Combined Financial Data”; “Unaudited Pro Forma Combined Financial Data”; and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”
3	Properties	“Our Business — Our business groups”
4	Securities Ownership of Certain Beneficial Owners and Management	“Management”; and “Ownership of Our Shares”
5	Directors and Executive Officers	“Management”
6	Executive Compensation	“Management”; and “Ownership of Our Shares”
7	Certain Relationships and Related Transactions	“Arrangements Between Novelis and Alcan”; and “Certain Relationships and Related Transactions”
8	Legal Proceedings	“Our Business — Legal proceedings”
9	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “Capitalization”; “Dividend Policy”; “Description of Our Share Capital”; “Certain Canadian and United States Income Tax Considerations”; and “Shares Eligible for Future Sale”
10	Recent Sales of Unregistered Securities	Not Included (See Part II below)
11	Description of Registrant’s Securities to be Registered	“Dividend Policy”; “Certain Canadian and United States Income Tax Considerations”; and “Description of Our Share Capital”
12	Indemnification of Directors and Officers	“Indemnification of Directors and Officers”
13	Financial Statements and Supplementary Data	“Unaudited Pro Forma Combined Financial Data”; “Index to Unaudited Interim Combined Financial Statements”; and “Index to Audited Combined Financial Statements” and the statements referenced thereon

Item No.	Caption	Location in Information Statement

14	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable
15	Financial Statements and Exhibits
“Unaudited Pro Forma Combined Financial Data”; “Index to Unaudited Interim Combined Financial Statements”; and “Index to Audited Combined Financial Statements” and the statements referenced thereon (See also Part II below)

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10.	Recent Sales of Unregistered Securities

      We were incorporated in Canada on September 21, 2004. On the date of separation and pursuant to the reorganization transactions, as those terms are used in the information statement filed as Exhibit 99.1 to this registration statement on Form 10, we will issue          special shares to Alcan Inc. in consideration for          common shares of Arcustarget Inc., a Canadian corporation. The                special shares will be redeemed shortly after their issuance and cancelled. In connection with the distribution, we will issue                common shares to holders of Alcan Inc.’s common shares. The issuances of our special shares and of our common shares will be exempt from registration under the Securities Act of 1933, as amended, or the Securities Act, pursuant to Section 4(2) thereof because such issuances will not involve any public offering of securities.

Item 15.	Financial Statements and Exhibits

(a)	Financial statements filed as part of this registration statement (page references are to pages of the information statement filed as Exhibit 99.1 to this registration statement):

Audited combined financial statements
Auditors’ report	F-2
Combined statements of income	F-3
Combined balance sheets	F-4
Combined statements of cash flows	F-5
Combined statements of invested equity	F-6
Notes to combined financial statements	F-7
Unaudited interim combined financial statements
Interim combined statements of income (unaudited)	F-49
Interim combined balance sheets (unaudited)	F-50
Interim combined statements of cash flows (unaudited)	F-52
Notes to interim combined financial statements (unaudited)	F-53

      All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(b)	Exhibits:

Exhibit
No.	Description

3.1	Articles of Incorporation of Novelis Inc.*
3.2	By-laws of Novelis Inc.*
4.1	Form of Shareholder Rights Plan*
4.2	Form of Share certificate*
10.1	Form of Separation Agreement*
10.2	Form of Metal Supply Agreement*
10.3	Aluminum Supply Agreement between Pechiney Sales Corporation and Alcan Aluminum Corporation*
10.4	Aluminum Supply Agreement between Alcan Inc. and Alcan Taihan Aluminum*
10.5	Form of Alumina Supply Agreement*
10.6	Alumina Raw Materials Contract dated June 27, 2001 between Alcan Deutschland GmbH and Alcan Aluminum Limited (currently known as Alcan Inc.)*
10.7	Form of Foil Supply Agreement in connection with Alcan’s Swiss operations*
10.8	Form of Foil Supply Agreement in connection with Alcan’s Brazilian operations*
10.9	Form of Foilstock Supply Agreement in connection with Alcan’s German operations*
10.10	Foil Supply Agreement dated December 20, 2002 between Tscheulin Rothal GmbH, Société Alsacienne d’Aluminium SA, BP Europack SpA and Rotopak Matbaacilik Ambalaj Sanayi ve Ticaret A.S. as the Buyer, and Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu as the Seller*

Exhibit
No.	Description

10.11	Foil Supply Agreement between Soplaril, S.A., Pechiney Emballage Flexible Europe (as Buyer) and Pechiney Rhenalu, Pechiney Eurofoil Luxembourg and Pechiney Eurofoil Belgium (as Seller)*
10.12	Form of Tax Sharing and Disaffiliation Agreement*
10.13	Form of Transitional Services Agreement*
10.14	Form of Employee Matters Agreement*
10.15	Form of Sierre Agreement*
10.16	Form of Intellectual Property Agreement*
10.17	Form of Technical Services Agreement*
10.18	Form of Ohle Agreement*
21.1	List of subsidiaries of Novelis Inc.*
99.1	Information Statement**
99.2	Alcan Inc.’s management proxy circular*

*	Exhibit will be filed by an amendment.

**	Exhibit filed herewith.

SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NOVELIS INC.
(Registrant)

By:	/s/ BRIAN W. STURGELL

Name: Brian W. Sturgell
Title: Chief Executive Officer

Date: September 28, 2004

INDEX TO EXHIBITS

Exhibit
No.	Description

3.1	Articles of Incorporation of Novelis Inc.*
3.2	By-laws of Novelis Inc.*
4.1	Form of Shareholder Rights Plan*
4.2	Form of Share certificate*
10.1	Form of Separation Agreement*
10.2	Form of Metal Supply Agreement*
10.3	Aluminum Supply Agreement between Pechiney Sales Corporation and Alcan Aluminum Corporation*
10.4	Aluminum Supply Agreement between Alcan Inc. and Alcan Taihan Aluminum*
10.5	Form of Alumina Supply Agreement*
10.6	Alumina Raw Materials Contract dated June 27, 2001 between Alcan Deutschland GmbH and Alcan Aluminum Limited (currently know as Alcan Inc.)*
10.7	Form of Foil Supply Agreement in connection with Alcan’s Swiss operations*
10.8	Form of Foil Supply Agreement in connection with Alcan’s Brazilian operations*
10.9	Form of Foilstock Supply Agreement in connection with Alcan’s German operations*
10.10	Foil supply Agreement dated December 20, 2002 between Tscheulin Rothal GmbH, Société Alsacienne d’Aluminium SA, BP Europack SpA and Rotopak Matbaacilik Ambalaj Sanayi ve Ticaret A.S. as the Buyer, and Pechiney Eurofoil Luxembourg, Pechiney Eurofoil Belgium and Pechiney Rhenalu as the Seller*
10.11	Foil Supply Agreement between Soplaril, S.A., Pechiney Emballage Flexible Europe (as Buyer) and Pechiney Rhenalu, Pechiney Eurofoil Luxembourg and Pecheney Eurofoil Belgium (as Seller)*
10.12	Form of Tax Sharing and Disaffiliation Agreement*
10.13	Form of Transitional Services Agreement*
10.14	Form of Employee Matters Agreement*
10.15	Form of Sierre Agreement*
10.16	Form of Intellectual Property Agreement*
10.17	Form of Technical Services Agreement*
10.18	Form of Ohle Agreement*
21.1	List of subsidiaries of Novelis Inc.*
99.1	Information Statement**
99.2	Alcan Inc.’s management proxy circular*

*	Exhibit will be filed by an amendment.

**	Exhibit filed herewith.